WARRANT EXERCISE AGREEMENT

This Warrant Exercise Agreement (this “Agreement”), dated as of November __, 2017, is by and between OncoSec Medical Incorporated, a Nevada corporation (the “Company”), and the undersigned holders (collectively, the “Holder”) of warrants to purchase shares of the Company’s common stock, no par value (the “Common Stock”).

WHEREAS, the Holder beneficially owns in the aggregate 5,509,642 warrants to purchase Common Stock at an exercise price of $1.69 per share that are exercisable until May 22, 2025 (the “Original Warrants”).

WHERAS, in order to induce the Holder to exercise the Original Warrants, the Company agrees to issue the Holder, in addition to the shares of Common Stock to which such exercising Holder is entitled pursuant to the exercise of the Original Warrants, a warrant to purchase a number of shares of Common Stock equal to 25% of the number of shares of Common Stock subject to the Original Warrants being exercised with an exercise price of $2.26 per share, exercisable 6 months from the issuance date thereof and with a termination date 2 years from the issuance date (an exercise period of 18 months), in the form attached hereto as Exhibit A (the “New Warrants”). The shares of Common Stock underlying the Original Warrants are referred to herein as the “Warrant Shares”. The shares of Common Stock underlying the New Warrants are referred to herein as the “New Warrant Shares” and collectively with the New Warrants and Warrant Shares, the “Securities”.

WHEREAS, in connection with its entry into this Agreement, the Company has agreed to issue warrants (the “October 2017 Investor Warrants”) to purchase up to an aggregate of 1,138,300 shares of Common Stock to the accredited investors that participated in the Company’s equity financings completed in October 2017 (the “October 2017 Investors”), in consideration for such investors’ agreement to waive certain covenants made by the Company to such investors, including a prohibition against certain subsequent sales of the Company’s securities and certain rights to participate in subsequent equity or debt financings by the Company, pursuant to certain Consent and Waiver agreements (collectively, the "Consents and Waivers") by and between the Company and each October 2017 Investor.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holder and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTCQB (or any successors to any of the foregoing).

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ARTICLE II

EXERCISE OF ORIGINAL WARRANTS

Section 2.1 Exercise of Warrants.

(a) Subject to the conditions in Section 2.3 below by executing this Agreement, the Company and the Holder hereby agree that the Holder shall be deemed to have exercised the number of Original Warrants set forth on the signature page hereto for aggregate cash proceeds to the Company in the amount set forth on the Holder’s signature page hereto, pursuant to the terms of the Original Warrants. The Holder shall deliver the aggregate cash exercise price for such Original Warrants to the bank account set forth on the Company’s signature page hereto within two Trading Days after the date hereof and the Company shall deliver the Warrant Shares to the Holder via the Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) pursuant to the terms of the Original Warrants, but pursuant to DWAC instructions set forth on the Holder’s signature page hereto. The date of the closing of the exercise of the Original Warrants to purchase up to 1,556,000 shares of Common Stock within two Trading Days after the date hereof shall be referred to as the “Closing Date”.

(b)        After the date hereof, if and whenever the Holder, together with its Attribution Parties (as defined in Section 2(e) of the Original Warrants), can exercise Original Warrants and maintain compliance with the Beneficial Ownership Limitation (as defined in Section 2(e) of the Original Warrants), the Holder may voluntarily exercise, from time to time, the Original Warrants in accordance with the terms of this Agreement and the Original Warrants.

Section 2.2 Issuance of New Warrants. Within two Trading Days after the Closing Date and the date thereafter of any exercise of Original Warrants, the Company shall deliver to the Holder the New Warrants to which the Holder is entitled pursuant to this Section 2.2. The Holder shall be entitled to receive a New Warrant issuable for 25% of the number of shares of Common Stock issued to the Holder upon its exercise for cash of Original Warrants pursuant to Section 2.1(a) above. If the Holder exercises Original Warrants after the date hereof in accordance with Section 2.1(a) and (b) hereof, then, within two Trading Days after the exercise of any such Original Warrants, the Company shall deliver to the Holder additional New Warrants issuable for 25% of the number of shares of Common Stock issued to the Holder upon its exercise of such Original Warrants.

Section 2.3 Legends; Restricted Securities. (a) The Holder understands that the New Warrants and the shares of Common Stock underlying New Warrants are not, and may never be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

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(b)       Certificates evidencing shares of Common Stock underlying the New Warrants shall not contain any legend (including the legend set forth in Section 2.3(a) hereof), (i) while a registration statement covering the resale of such Common Stock is effective under the Securities Act, (ii) following any sale of such Common Stock pursuant to Rule 144, (iii) if such Common Stock is eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Common Stock and without volume or manner-of-sale restrictions,, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”)). The Company shall cause its counsel to issue a legal opinion to the transfer agent promptly after the Delegend Date (as defined below) if required by the Company and/or the transfer agent to effect the removal of the legend hereunder, which opinion shall be in form and substance reasonably acceptable to the Holder. If such Common Stock may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Common Stock shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section 2.3(b), it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the transfer agent of a certificate representing the Common Stock underlying the New Warrants issued with a restrictive legend (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder shall credit the account of the Holder’s prime broker with the DWAC as directed by the Holder. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 2.3(b). “Delegend Date” means the earliest of the date that (a) a registration statement with respect to the Common Stock has been declared effective by the Commission or (b) all of the Common Stock has been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the six (6) month anniversary of (I) the Closing Date if a New Warrant is exercised pursuant to a cashless exercise or (II) the date of the related cash exercise of the New Warrants provided, in each case that the applicable holder of the New Warrants or the Common Stock, as the case may be, is not an Affiliate of the Company, the Company is in compliance with the current public information required under Rule 144 (“Current Public Information Requirement”) and all such Common Stock may be sold pursuant to Rule 144 or an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions; provided, further, however, that if the Company fails to comply with the Current Public Information Requirement at any time following the applicable six (6) month anniversary set forth above and the one (1) year anniversary of the Closing Date, the Company shall promptly provide notice to the Holder and the Holder undertakes not to sell such Common Stock pursuant to Rule 144 until the Company notifies the Holder that it has regained compliance with the Current Public Information Requirement; and provided further, that if a delegending is in effect solely as the result of the effectiveness of a registration statement covering the resale of any Common Stock, the Holder undertakes not to sell any such Common Stock if the Holder is notified or otherwise becomes aware that such registration statement has been withdrawn or suspended, contains a material misstatement or omission or has become stale. The Holder agrees with the Company that the Holder will sell or transfer any New Warrants or shares of Common Stock underlying New Warrants pursuant to and in compliance with either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, including Rule 144 and that if such securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing any such securities as set forth in this Section 2.3 or otherwise is predicated upon the Company’s reliance upon this understanding.

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Section 2.4 Filing of Form 8-K. Promptly following the execution of this Agreement, the Company shall issue a Current Report on Form 8-K, reasonably acceptable to the Holder disclosing the material terms of the transactions contemplated hereby, which shall include this form of Agreement (the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company represents to the Holder that it shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, delivers any material, non-public information to the Holder without the Holder’s consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information.

ARTICLE III

 REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Holder that as of the date of its execution of this Agreement:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Organization. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada.

(c) Registration Statement. The Warrant Shares are registered for issuance on a Form S-3 Registration Statement and the Company knows of no reasons why such registration statement shall not remain available for the issuance of such Warrant Shares for the foreseeable future. The Company shall use commercially reasonable efforts to keep the Registration Statement effective and available for the issuance of the Warrant Shares underlying the Original Warrants until all Original Warrants are exercised and the Warrant Shares are issued to the Holder. If the Company is unable to keep the Registration Statement effective and available, the Holder may exercise the Original Warrants by means of a cashless exercise in accordance with the terms of the Original Warrants.

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(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) following full execution and delivery of the Consents and Waivers, which have been executed and delivered prior to the execution and delivery of this Agreement and are in substantially the form previously provided to the Holder, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(e) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided any of Holder or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Holder regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including but not limited to the disclosure set forth in the SEC Reports, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As used herein, “SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company with the Commission pursuant to the reporting requirements of the 1934 Act, including all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.

(f) Issuance of Securities. The issuance of the New Warrants has been duly authorized and, upon issuance in accordance with the terms of this Agreement, the New Warrants shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof. As of the Closing Date, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds the maximum number of New Warrant Shares issuable upon exercise of the New Warrants (without taking into account any limitations on the exercise of the New Warrants set forth therein). Upon exercise of the New Warrants in accordance with the New Warrants, the New Warrant Shares when issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 3.2 of this Agreement, the offer and issuance by the Company of the New Warrants is exempt from registration under the 1933 Act.

(g) No General Solicitation. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the New Warrants or the New Warrant Shares.

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(h) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the New Warrants or the shares of Common Stock underlying the New Warrants (collectively, the “New Securities”) under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the New Securities to require approval of shareholders of the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the New Securities to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.

(i) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Holder a copy of any disclosures provided thereunder.

(j) Waiver Warrants. The October 2017 Investor Warrants will be issued in the amounts set forth on Schedule 3.1(j) attached hereto.

Section 3.2 Representations and Warranties of the Holder. The Holder hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement.

(a) Due Authorization. The Holder represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms.

(b) No Conflicts. The Holder represents and warrants that the execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Holder’s organizational or charter documents, or (ii) conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with the ability of the Holder to perform its obligations under this Agreement.

(c) Understandings or Arrangements. The Holder is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities.

(d) Access to Information. The Holder acknowledges that it has had the opportunity to review this Agreement and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the exercise of the Original Warrants and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

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(e) Holder Status. The Holder represents and warrants that is an “accredited investor” as defined in Rule 501 under the Securities Act.

(f) Knowledge. The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

ARTICLE IV

 MISCELLANEOUS

Section 4.1 [Intentionally Omitted].

Section 4.2 Subsequent Equity Sales.

(a)       From the date hereof until 60 days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents. As used herein “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(b)       Notwithstanding the foregoing, this Section 4.2 shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) securities issued on or after the tenth day following the Closing Date provided such securities are issued as “restricted securities” (as defined in Rule 144) and the purchasers of such securities are not granted registration rights that enable or require the filing of a resale registration statement until after the 31st day after the Closing Date.

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Section 4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made by email to the email address of the Holder set forth on Holders’ signature page.

Section 4.4 Survival. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the New Warrants. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

Section 4.5 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 4.6 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 4.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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Section 4.8 Entire Agreement. The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 4.9 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 4.10 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Warrant Shares.

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IN WITNESS WHEREOF, the undersigned have executed this Warrant Exercise Agreement as of the date first written above.

COMPANY:

ONCOSEC MEDICAL INCORPORATED

By:
Name:
Title:

Bank Account and Wire Instructions

[insert]

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[HOLDER SIGNATURE PAGES TO ONCS

WARRANT EXERCISE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Holder:

Number of Original Warrants held:

Number of Original Warrants deemed exercised:

Aggregate Exercise Price of Warrants deemed Exercised:

Warrant Shares underlying Warrants deemed exercised:

Instructions for Warrant Shares to be issued upon initial exercise of Original Warrants:

Number of New Warrants to be issued to Holder upon deemed exercise:

DWAC Instructions:

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Exhibit A

New Warrant

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Schedule 3.1(j)

Investor Waiver Warrant Amounts

Investor	Warrant Amount
October 2017 Investor #1	348,838
October 2017 Investor #2	348,838
October 2017 Investor #3	42,188
October 2017 Investor #4	42,188
October 2017 Investor #5	187,500
October 2017 Investor #6	18,750
October 2017 Investor #7	150,000
TOTAL	1,138,300

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